Exhibit 10.28

English Translation

Equity Pledge Agreement

Between

Wang Yongchao, Shi Haiyan, Liang De, Zheng Feng

Guangzhou Yitongtianxia Software Development Co., Ltd.

and

Guangzhou Yingzheng Information Technology Co., Ltd.

Signed on 28 October 2009 in Guangzhou

Equity Pledge Agreement

This Equity Pledge Agreement (“this Agreement”) is entered into by and between the following parties (“Parties”) on 28 October 2009 in Guangzhou, the People’s Republic of China (“PRC”):

Party A: Guangzhou Yitongtianxia Software Development Co., Ltd. (“Yitongtianxia”) Address: No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District, Guangzhou

Legal representative: Wang Yongchao

Party B: Wang Yongchao, a PRC citizen (ID number: 440823197306096917);

Party C: Shi Haiyan, a PRC citizen (ID number: 610102197101310926);

Party D: Liang De, a PRC citizen (ID number: 440823197305204138);

Party E: Zheng Feng, a PRC citizen (ID number: 44080119730802031X); and

Party F: Guangzhou Yingzheng Information Technology Co., Ltd. (“Yingzheng”) Address: Floor 15, Hua Jian Tower, No. 233, Tian Fu Road, Tianhe District, Guangzhou

Legal representative: Wang Yongchao

Whereas

1.              Party A is a wholly owned foreign enterprise registered and incorporated in the PRC;

2.              Party F is a domestic company with limited liability established in the PRC;

3.              Yitongtianxia, Party B, Party C, Party D, and Party E have entered into an Exclusive Management, Technology Service and Market Promotion Agreement, an Agreement for Voting Proxies, a Loan Agreement and an Option Agreement (hereinafter together with this Agreement referred to as “Restructuring Agreements”) with Yingzheng;

4.              Party B, Party C, Party D and Party E (collectively referred to as “Pledgors” and each a “Pledgor”) are shareholders of Yingzheng, among which, Party B holds 64% of the equity shares, Party C holds 12% of the equity shares, Party D holds 4% of the equity shares, and Party E holds 20% of the equity shares;

5.              In order to guarantee the normal collection of service fees under the Exclusive Management, Technology Service and Market Promotion Agreement by Yitongtianxia from Yingzheng, which is owned by the Pledgors, and to guarantee the overall performance from the Pledgors and Yingzheng of their respective obligations under the Restructuring Agreements (including but not limited to the repayment obligations of the Pledgors under the Loan Agreement), the Pledgors jointly and severally pledge all of their share equities in Yingzheng (totaling 100% of the equity shares of Yingzheng) as security for the foregoing service fees and other rights and interests of Yitongtianxia under the Restructuring Agreements, and Yitongtianxia as the Pledgee.

Now, therefore, through friendly consultation and based on the principle of equality and mutual benefits, the Parties hereby reach the following agreement for mutual compliance:

1.                                      Definition

Unless otherwise provided by this Agreement, the following terms shall be interpreted as follows:

“Default Notice” shall refer to the notice issued by the Parties to announce the occurrence of Event of Default.

“Equity Shares” shall refer to 100% of the equity shares of Yingzheng, which are jointly and legally held by the Pledgor and all current and future rights and interests attributable to such equity shares.

“Event of Default” shall refer to any of the circumstances as set out in Clause 7 hereof.

“Right of Pledge” shall refer to the whole provisions as set out in Clause 2 hereof.

2.                                      Pledge

The Pledgors shall pledge all the Shares Equities to Yitongtianxia as security for all the rights and interests of Yitongtianxia under the Restructuring Agreements.

The security provided by the equity pledge under this Agreement shall cover all fees payable by Yingzheng and the Pledgors to Yitongtianxia under the Restructuring Agreements (including legal fees), all expenses, losses, interests, liquidated damages, compensations and costs incurred to realize creditor’s rights for which Yingzheng and the Pledgors shall be liable, and all liabilities assumed by Yingzheng and the Pledgors for Yitongtianxia in the event any of the Restructuring Agreements fails to be implemented due to any reason.

The right of pledge under this Agreement shall refer to the rights owned by Yitongtianxia to have the priority over repayment with the proceeds obtained from selling at a discount or by auction or selling off the Equity Shares pledged to Yitongtianxia by the Pledgors.

Unless otherwise agreed by Yitongtianxia in writing after the execution of this Agreement, subject to Yitongtianxia’s written consent, the pledge under this Agreement shall only be released when Yingzheng and the Pledgors have duly performed all of their obligations and responsibilities under the Restructuring Agreements or Yitongtianxia has obtained all the Equity Shares. If Yingzheng and/or the Pledgors fail to fully perform all or any part of their obligations or responsibilities under such Restructuring Agreements upon the expiry of such term as provided by the Restructuring Agreements, Yitongtianxia shall retain the right of pledge provided by this Agreement until when the foregoing relevant obligations and responsibilities are fully performed.

3.                                      Effectiveness

3.1                               This Agreement shall take effect as of the signing date. The Right of Pledge shall be established and take effect after the equity pledge under this Agreement has been registered in the share register of Yingzheng (including both the original and the copy) and Yingzheng has registered the share pledge with the Administration for Industry and Commerce.

3.2                               The copy of Yingzheng’s share register with registration of the pledge matters under this Agreement and affixed with Yingzheng’s official seal shall be delivered to Yitongtianxia for record.

3.3                               During the term of pledge provided by this Agreement, if Yingzheng fails to pay service fees in accordance with the Exclusive Management, Technology Service and Market Promotion Agreement, or fails to implement the Restructuring Agreements, Yitongtianxia shall be entitled to exercise the Right of Pledge in accordance with the provisions of this Agreement.

4.                                      Maintenance and Registration

4.1                               During the term of pledge provided by this Agreement, the Pledgors shall deliver their respective capital contribution certificates in respect of their share equities in Yingzheng (originals) to Yitongtianxia for custody. The Pledgors shall deliver such capital contribution certificates (originals) to Yitongtianxia within seven (7) days from the date of this Agreement and provide Yitongtianxia with the certificate evidencing the pledge under this Agreement being duly registered in the share register.

4.2                               Unless agreed by Yitongtianxia in writing, during the term of this Agreement, all proceeds generated from the Equity Shares (if any, including but not limited to any dividends, profits) and received by the Pledgors will also be treated as security provided for the debts owed by Yingzheng pursuant to this Agreement.

The Pledgors must ensure that Yingzheng will complete registration of the equity pledge under this Agreement in accordance with the requirements for a domestic limited liability company with the Guangzhou Administration for Industry and Commerce within ten (10) working days from the date of this Agreement.

5.                                      Representations and Warranties of Pledgor

The Pledgors shall make the following representations and warranties to Yitongtianxia upon signing of this Agreement and confirm that Yitongtianxia has signed and implemented this Agreement in reliance of such representations and warranties:

5.1                               The Pledgor legally holds the Equity Shares and has the right to provide security with such Equity Shares for Yitongtianxia.

5.2                               Once the board of directors of Yitongtianxia exercises Yitongtianxia’s rights stipulated under this Agreement at any time, there will be no obstructions from any other parties.

5.3                               Yitongtianxia has the right to exercise the Right of Pledge in such a way as provided by law and/or this Agreement.

5.4                               The Pledgor has all the necessary competence to execute this Agreement and perform its obligations under this Agreement and has not violated any provisions of applicable laws and regulations.

5.5                               Save and except the pledge under this Agreement, no encumbrances have been created over the Equity Shares held by the Pledgors (including but not limited to pledge).

5.6                               On the date of this Agreement, there area no pending civil, administrative or criminal litigations, administrative penalties or arbitrations in relation to the Equity Shares, and to the reasonable judgment of the Pledgors, there will be no potential civil, administrative or criminal litigations, administrative penalties or arbitrations in relation to the Equity Shares.

5.7                               There are no payable but unpaid taxes and fees, or to be completed but uncompleted legal proceedings or formalities in relation to the Equity Shares on the date of this Agreement.

5.8                               All the terms of this Agreement are reached by its true intention and shall be legally binding.

5.9                               Yingzheng has maintained one (1) original and one (1) copy of the share register. The original share register shall be maintained by Yingzheng and the copy shall be delivered to Yitongtianxia for record after completion of the registration of the equity pledge. Yingzheng guarantees that there are no discrepancies between the original and the copy of the share register, the registered matters are complete, true and accurate and consistent with the shareholder’s names registered with the Administration for Industry and Commerce.

5.10                        Yingzheng will complete registration of the equity pledge under this Agreement in accordance with the requirement for a domestic limited liability company with the Guangzhou Administration for Industry and Commerce within ten (10) working days from the date of this Agreement.

6.                                      Undertakings of Pledgor

6.1                               During the term of this Agreement, the Pledgor undertakes to Yitongtianxia that:

6.1.1.                  unless required by Yitongtianxia to transfer the Equity Shares to Yitongtianxia or other person designated by Yitongtianxia, without Yitongtianxia’s prior written consent, it shall not transfer or grant share equities to other third parties, nor shall it impose or allow any pledge or other encumbrances that may prejudice Yitongtianxia’s rights and interests;

6.1.2.                  it will observe and implement all the provisions of relevant applicable laws and regulations and, within five (5) working days after receiving the notice, order or suggestions issued or made by the relevant competent authorities, it will present such notice, order or suggestions to Yitongtianxia and act in accordance with Yitongtianxia’s reasonable instructions;

6.1.3.                  it will notify Yitongtianxia with any event or notice received that may have effect on the Pledgor’s Equity Shares or any part of its rights, and that may alter any obligations of the Pledgor under this Agreement or may have effect on the performance of obligations under this Agreement by the Pledgor, and act in accordance with Yitongtianxia’s instructions; and

6.1.4.                  without Yitongtianxia’s written consent, it will not amend and/or duplicate the original share register of Yingzheng after the copy of the original share register has been delivered to Yitongtianxia.

6.2                               The Pledgor agrees that Yitongtianxia’s exercise of its rights in accordance with the terms of this Agreement shall not be interrupted or jeopardized by the Pledgor or the successor or assignee of the Pledgor or any other person.

6.3                               The Pledgor undertakes to Yitongtianxia that in order to protect and/or improve the security provided by this Agreement for the repayment of service fees under the Exclusive Management, Technology Service and Market Promotion Agreement and the implementation of the Restructuring Agreements, the Pledgor will execute in good faith and procure other parties having interests with the right of pledge to execute all the certificates of right and deeds required by Yitongtianxia and/or take or procure other interested parties to take actions required by Yitongtianxia, and will provide facility for Yitongtianxia to exercise its Right of Pledge, execute all amendments in relation to share certificate with Yitongtianxia or any third party designated by Yitongtianxia and provide Yitongtianxia with all the documents in relation to the Right of Pledge required by Yitongtianxia within a reasonable period of time.

7.                                      Events of Default

7.1                               The following matters shall be deemed as material Events of Default:

7.1.1.                  Yingzheng or its successor or assignee fails to make a full payment of service fees under the Exclusive Management, Technology Service and Market Promotion Agreement on time, or the Pledgor, Yingzheng or its successor or assignee fails to implement the Restructuring Agreements;

7.1.2.                  There are materially misleading or mistakes in any representations, warranties or undertakings made by the Pledgor under Clause 5 and 6 hereof, and/or the Pledgor breaches the representations, warranties or undertakings under Clause 5 and 6 hereof;

7.1.3.                  The Pledgor seriously breaches any terms of this Agreement and thereafter prejudice Yitongtianxia’s interests;

7.1.4.                  Other than in accordance with the provisions of Clause 6.1.1 hereof, the Pledgor foregoes the pledged Equity Shares or unilaterally transfers or grants the pledged Equity Shares without Yitongtianxia’s written consent;

7.1.5.                  Any of the Pledgor’s own external loans, guarantees, compensations, undertakings or other liabilities for indebtedness are required for early repayment or performance due to any breach of contract or become due but unable to be repaid or performed on time, which leads to Yitongtianxia deeming that the ability of the Pledgor to perform the obligations under this Agreement has been affected and thereafter the interests of Yitongtianxia have been affected;

7.1.6.                  Promulgation of relevant laws which renders this Agreement illegal or the Pledgor becomes unable to continue performing the obligations under this Agreement;

7.1.7.                  If any necessary governmental consents, licenses, approvals or authorizations to make this Agreement enforceable, legal or valid are withdrawn, suspended, invalid or subject to material changes;

7.1.8.                  There are adverse changes to the properties owned by the Pledgor, which leads to Yitongtianxia deeming that the ability of the Pledgor to perform the obligations under this Agreement has been affected;

7.1.9.                  Other circumstances as provided by the relevant laws in which Yitongtianxia may not exercise the Right of Pledge.

7.2                               If the Pledgor is aware or discovers that any matters as set out in the above Clause 7.1 or events that may lead to the above matters have occurred, the Pledgor shall promptly notify Yitongtianxia with the same in writing.

7.3                               Unless the material Events of Default as set out in Clause 7.1 have been fully resolved to Yitongtianxia’s satisfaction, Yitongtianxia may send a written Default Notice to the Pledgor at any time upon or after the occurrence of such Event of Default, requesting the Pledgor to promptly pay all the arrears and other payable amounts under the Exclusive Management, Technology Service and Market Promotion Agreement, or timely implement other restructuring agreements, or exercising the Right of Pledge in accordance with the provisions of Clause 8 hereof.

8.                                      Exercise of the Right of Pledge

8.1                               Prior to the full payment of service fees under the Exclusive Management, Technology Service and Market Promotion Agreement and the full performance of other Restructuring Agreements, and in the absence of Yitongtianxia’s written consent, the Pledgor shall not transfer the Equity Shares.

8.2                               Yitongtianxia shall issue a Default Notice to the Pledgor upon exercising of the Right of Pledge.

8.3                               Subject to Clause 7.3, Yitongtianxia may exercise the Right of Pledge upon, or at any time after, issuing of the Default Notice to the Pledgor.

8.4                               Yitongtianxia shall be entitled to have a priority over repayment with the proceeds obtained from selling at a discount or by auction or selling off the Equity Shares in accordance with the legal process to such an extent that all the unpaid service fees under the Exclusive Management, Technology Service and Market Promotion Agreement and all other payable amounts are paid off and that the other Restructuring Agreements are fully performed.

8.5                               When Yitongtianxia exercises the Right of Pledge in accordance with this Agreement, the Pledgor shall not impose any obstructions and shall provide all necessary assistance required to realize Yitongtianxia’s Right of Pledge.

9.                                      Transfer

9.1                               Unless agreed by Yitongtianxia in advance, the Pledgor has no right to transfer any of its rights and/or obligations under this Agreement to a third party.

9.2                               This Agreement shall be binding upon both the Pledgor and its successor, and shall be effective to both Yitongtianxia and its successor or assignee.

9.3                               Yitongtianxia may transfer all or any of its rights and obligations under the Restructuring Agreements to any third party designated by it at any time. In such case, the transferee shall enjoy and assume the rights and obligations which are enjoyed and assumed by Yitongtianxia under this Agreement. When Yitongtianxia transfers its rights and obligations under the Restructuring Agreements, at Yitongtianxia’s request, the Pledgor shall execute the relevant agreement and/or document in relation to such transfer.

9.4                               Following the change of pledgee as a result of transfer, the Pledgor shall be obliged to re-enter into such equity pledge agreement in accordance with the requirements of the new pledgee, and to re-register the pledgor in the share register of Yingzheng and complete the re-registration of the equity pledge in accordance with the requirements for a domestic limited liability company with Guangzhou Administration for Industry and Commerce.

10.                               Fees and Other Costs

10.1                        All costs and actual expenses in relation to this Agreement (including but not limited to legal fees, documentation costs, stamp duties and any other taxes, costs) shall be wholly borne by Yitongtianxia.

11.                               Force Majeure

11.1                        If the performance of this Agreement is delayed or prevented due to any “Force Majeure Event,” the party affected by such Force Majeure Event shall take no liabilities under this Agreement for such portion of delayed or prevented performance. “Force Majeure Event” shall refer to any event which is beyond the reasonable control of a party and still unavoidable under the reasonable attention of the affected party, including but not limited to governmental acts, acts of God, fire, explosion, geographical variation, storm, flood, earthquake, tidal wave, lightening or war. However, lack of credit, capital or finance shall not be deemed as matters that are beyond the reasonable control of a party. Any party affected by “Force Majeure Event” and seeking for exemption from performance of obligations under this Agreement or any terms of this Agreement shall notify the other party of such exemption of obligations as soon as possible and let inform the other party the necessary steps required to complete the performance of such obligations.

11.2                        The party affected by a Force Majeure Event shall not be responsible for any liabilities under this Agreement resulting from the Force Majeure Event. However, the party seeking for exemption from liabilities may only be exempted under the condition that the affected party has made the best endeavor to perform the agreement, and the exemption of liabilities shall be limited to such portion of performance which has been delayed or prevented. When the cause for such exemption of liabilities is rectified, the Parties agree to resume the performance of this Agreement in their best effort.

12.                               Governing Law and Dispute Resolution

12.1                        The execution, effectiveness, performance and construction of this Agreement and the dispute resolution shall be governed by and interpreted in accordance with the PRC laws.

12.2                        When the Parties hereto have any disputes over the construction and performance of any terms under this Agreement, the Parties shall resolve such disputes in good faith through consultation. If no resolution can be reached through consultation, any party may refer the relevant disputes to China International Economic and Trade Arbitration Commission, South China Sub-Commission for arbitration pursuant to the arbitration rules in effect. The arbitration shall be held in Shenzhen and in Chinese. There shall be one arbitrator. The arbitral awards shall be final and binding upon the Parties.

12.3                        Except the disputed matters, the Parties shall still continue performing their respective obligations in good faith in accordance with the provisions of this Agreement.

13.                               Schedule

The schedules to this Agreement shall be an integral part of this Agreement.

14.                               Waiver

Yitongtianxia’s failure or delay in exercising any rights, remedies, powers or privileges under this Agreement shall not be deemed as a waiver of such rights, remedies, powers or privileges. Yitongtianxia’s single or partial exercise of any rights, remedies, powers or privileges under this Agreement shall not exclude Yitongtianxia from exercising any other rights, remedies, powers or privileges. The rights, remedies, powers or privileges under this Agreement are cumulative and not excluding the application of any rights, remedies, powers or privileges provided by any laws.

15.                               Miscellaneous

15.1                        Any amendments, supplementations or changes to this Agreement shall be made in writing and take effect after being signed and sealed by the Parties.

15.2                        If any terms under this Agreement are invalid or unenforceable due to inconsistency with relevant laws, such terms shall only be invalid or unenforceable to the extent governed by such laws and shall not prejudice the legal effect of other terms of this Agreement.

15.3                        This Agreement shall be written in Chinese with six original copies.

[No Text Below]

Schedule

1.                                Share Register of Guangzhou Yingzheng Information Technology Co., Ltd.

2.                                Capital Contribution Certificates of Guangzhou Yingzheng Information Technology Co., Ltd

No content on this page; this is the signature page of the Equity Pledge Agreement

Wang Yongchao

Signature:	/s/ Wang Yongchao

Shi Haiyan

Signature:	/s/ Shi Haiyan

Liang De

Signautre:	/s/ Liang De

Zheng Feng

Signature:	/s/ Zheng Feng

Guangzhou Yitongtianxia Software Development Co., Ltd.

Signature:	/s/ Wang Yongchoa affixed with official seal

Name of Signatory: Wang Yongchao

Position: Legal Representative

Guangzhou Yingzheng Information Technology Co., Ltd.

Signature:	/s/ Wang Yongchao affixed with official seal

Name of Signatory: Wang Yongchao

Position: Legal Representative

Schedule 1

Guangzhou Yingzheng Information Technology Co., Ltd.

Share Register as of 2009        month        day

Name of Shareholder	Address	Capital Contribution (RMB)	Percentage of Capital Contribution	Capital Contribution Certificate No.	Remarks

Wang Yongchao	Room 1905, 2 Li Yang Street, Tian He District, Guangzhou, China.	6.4 million	64%	001	All equity interests of the shareholder pledged with Guangzhou Yitongtianxia Software Development Co., Ltd. as of 2009 month day

Shi Haiyan	Room 302, 2nd Sha Yuen Street South no. 4, Zhu Hai District, Guangzhou, China.	1.2 million	12%	002	All equity interests of the shareholder pledged with Guangzhou Yitongtianxia Software Development Co., Ltd. as of 2009 month day

Liang De	Room 401, 118 Zhong Shan Da Dao Zhong, Tian He District, Guangzhou, China.	0.4 million	4%	003	All equity interests of the shareholder pledged with Guangzhou Yitongtianxia Software Development Co., Ltd. as of 2009 month day

Zheng Feng	15/F., Block A, Jian Hua Building, 233 Tian Fu Road, Tian He District, Guangzhou, China.	2.0 million	20%	004	All equity interests of the shareholder pledged with Guangzhou Yitongtianxia Software Development Co., Ltd. as of 2009 month day

Total		10.0 million	100%

Guangzhou Yingzheng Information Technology Co., Ltd.

Company Stamp:	/S/ Wang Yongchao
Legal Representative: Wang Yongchao
Date: 2009 month day